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                                                                    EXHIBIT 10.3
                     DRUG DISCOVERY COLLABORATION AGREEMENT

         THIS DRUG DISCOVERY COLLABORATION AGREEMENT ("Agreement"), effective as of August 7, 2001 ("Effective Date"), is made by and between ICOS Corporation, a Delaware corporation having its principle offices located at 22021 20th Avenue S.E., Bothell, WA 98021, (hereinafter "ICOS"), and ARRAY BIOPHARMA CORPORATION, a Delaware corporation having its principle offices located at 1885 33rd Street, Boulder, CO 80301, (hereinafter "Array").

                                   BACKGROUND

     A. Array has skills, expertise and experience in developing and generating focus libraries, and in lead optimization, computational chemistry and medicinal chemistry;

     B. As of the Effective Date, ICOS has developed and owns certain know-how, intellectual property rights, assays, methods, and hit compounds that may be potential drug candidates directed to certain [***] targets;

     C. ICOS and Array desire to collaborate to identify orally active small molecules for the therapeutic or prophylactic treatment of diseases and conditions in humans, the mechanism of action of which is to modulate the activity of specific Active Targets (as defined below), with the goal of delivering compounds with desired activity and selectivity, all on the terms and conditions herein.

     NOW, THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     1.1 "Active Target" shall have the meaning set forth in Section 2.2 below.


     1.2 "Affiliate" shall mean any corporation or other entity which is directly or indirectly controlling, controlled by or under common control of a Party hereto for so long as such control exists. For the purposes of this
Section 1.2, "control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding shares or other voting rights of the subject entity having the power to vote on or direct the affairs of the entity, or if not meeting such preceding condition, the maximum voting right that may be held by the particular Party under the laws of the country where such entity exists.
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     1.3 "Array Technology" shall mean patents or other rights to compositions, methodologies, and processes for the high speed synthesis of chemical entities owned by Array. Array Technology shall not include Compounds, IDAS Focus Libraries or Drug Development Candidates.

     1.4 "Collaboration Technology" shall mean all inventions and other intellectual property, including without limitation any Patent Rights and Know-How relating thereto, made by Array and/or ICOS in the course of performing or in connection with the Research Program. It is understood that the Collaboration Technology shall not include any Array Technology.

          (a) "Patent Rights" shall mean (i) all patents and patent applications the subject of which is an invention conceived and reduced to practice solely or jointly by Array and/or ICOS in the course of performing the Research Collaboration, that claim a Compound, including without limitation a Drug Development Candidate, or method of use or process for the synthesis thereof or composition-of-matter containing such Compound, and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, to the extent Array or ICOS has the right to license the same; provided, however, that Patent Rights shall not include any Array Technology.

          (b) "Know-How" shall mean all ideas, inventions, data, instructions, processes, formulas, expert opinions and information, including, without limitation, biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information developed solely or jointly by Array and ICOS during and in connection with the Research Collaboration, in each case, which is necessary for the development, manufacture, use or sale or commercialization of Compounds or Products, to the extent Array or ICOS has the right to license or sublicense the same; provided, however, that Know-How does not include any Array Technology or any inventions otherwise included in the Patent Rights.

     1.5 "Compound" shall mean a chemical entity synthesized by or on behalf of Array and delivered to ICOS in the course of the Research Program. As used herein, Compound shall include IDAS Focus Library Compounds and Drug Development Candidates.

     1.6 "Confidential Information" shall mean any information disclosed by a Party (the "Disclosing Party") to the other Party (the "Receiving Party") which if disclosed in tangible form is marked "confidential" or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Disclosing Party at the time of such disclosure and is confirmed in writing as confidential or proprietary by the Disclosing Party within forty-five (45) days after such disclosure. Notwithstanding the foregoing,


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Confidential Information shall not include any information that, in each case as demonstrated by written documentation:

          (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

          (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

          (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

          (d) was subsequently lawfully disclosed to the Receiving Party by a third party who did not acquire it directly or indirectly from the Disclosing Party;

          (e) was developed by the Receiving Party without use of or reference to any Confidential Information of the Disclosing Party.

     1.7 "Consumer Price Index" or "CPI" means the Consumer Price Index, All Urban Consumers, as published by the U.S. Bureau of Labor Statistics.

     1.8 "Derivative" shall mean a compound (or compounds) which (i) has resulted from a chemical synthesis program by ICOS based on one or more Compounds or (ii) is based on structure-activity data relating to a Compound which is active or inactive in the Field. "Derivative" shall also include any compound made based on, derived from, or related to another Derivative in any way set forth in subsections (i) or (ii) above.

     1.9 "Drug Development Candidate" shall mean any Compound designated as a Drug Development Candidate as set forth in Section 2.6.

     1.10 "Drug Development Targets" shall mean those IDAS targets listed in Exhibit A, or as otherwise agreed in writing by the Parties.

     1.11 "Europe" shall mean those countries listed in Exhibit B.


     1.12 "Extension Period" shall have the meaning set forth in Section 2.7(b) below.

     1.13 "Field" shall mean the discovery, development and commercialization of active small molecules for the therapeutic or prophylactic treatment of diseases and conditions in humans, the mechanism of action of which is to modulate the activity of an Active Target.



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     1.14 "FTE" shall mean a full-time person dedicated to the Research Program, or in the case of less than a full-time, dedicated person, a full-time, equivalent person year, based upon a total of one thousand eight hundred eighty (1,880) hours per year of work in connection with the Research Program.

     1.15 "IDAS Focus Library" shall mean a combinatorial compound library that is based on a Compound or other chemical entity identified by ICOS as having activity against a Drug Development Target.

     1.16 "IDAS Focus Library Compound" shall mean any chemical entity that is contained in an IDAS Focus Library.

     1.17 "NDA" shall mean a New Drug Application, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or any corresponding foreign application, registration or certification.

     1.18 "Net Sales" shall mean the gross invoice price by ICOS or its Affiliates or Sublicensees, as the case may be, for all Products sold by ICOS, its Affiliates or Sublicensees ("Selling Party"), under this Agreement in arm's length sales to Third Parties, less deductions allowed to the Third Party customer by the Selling Party on such sales for: (a) trade, quantity, and cash discounts; (b) credits, rebates (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of retroactive price reductions affecting such Product;
(c) freight, postage and duties; and (d) sales and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the sale of such Product to Third Parties. In addition, the Selling Party may exclude from Net Sales a reasonable provision for uncollectible accounts, to the extent such reserve is determined in accordance with generally accepted accounting standards, consistently applied across all product lines of the particular Party, until such amounts are actually collected. Notwithstanding the foregoing, Net Sales shall not include sales among ICOS, its Affiliates and Sublicensees for resale, provided that such resale shall be included within Net Sales.

     1.19 "Party" or "Parties" shall mean, respectively, Array or ICOS individually, or Array and ICOS collectively.

     1.20 "Patent" shall mean (a) an issued, granted, valid and enforceable U.S. or non U.S. Patent, and any non-U.S. equivalent, including any extension (including Supplemental Protection Certificates), registration, confirmation, reissue, continuation, divisionals, continuation-in-part, reexamination or renewal thereof, or (b) pending applications for any of the foregoing.

     1.21 "Phase III" shall mean human clinical trials, the principal purpose of which is to establish safety and efficacy of one or more particular doses in patients being studied, and which will



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(or are intended to) satisfy the requirements of a pivotal trial for purposes of obtaining approval of a Product in a country by the health regulatory authority in such country to market such Product.

     1.22 "Product" shall mean any product incorporating as an active ingredient a Compound, a Drug Development Candidate or a Derivative.

     1.23 "Research Management Committee" shall have the meaning set forth in
Section 3.1 below.

     1.24 "Research Plan" shall have the meaning set forth in Section 2.3 below.


     1.25 "Research Program" shall mean the research activities undertaken by the Parties pursuant to Article 2 below.

     1.26 "Research Term" shall have the meaning set forth in Section 2.7(a) below.

     1.27 "SAR Information" shall mean information relating to the relationship between the biological activity of a chemical entity and its molecular structure.

     1.28 "Sublicensee" shall mean, with respect to a particular Product, a Third Party to whom ICOS has granted a sublicense to make and sell such Product. As used in this Agreement, "Sublicensee" shall also include a Third Party to whom ICOS has granted the right to distribute such Product, provided that such Third Party has responsibility for marketing and promotion of such Product within the field or territory for which such distribution rights are granted.

     1.29 "Third Party" shall mean any person or entity other than Array and ICOS, and their respective Affiliates.

     1.30 "Valid Claim" shall mean (i) an issued, granted and enforceable claim in a Patent, or (ii) a claim of a patent application within the Patent Rights, which claim has been pending less than two (2) years from the filing date of such claim.


                                    ARTICLE 2
                                RESEARCH PROGRAM

     2.1 Objectives. The goal of the Research Program is the generation of Compounds and the identification of Drug Development Candidates within the Field.

     2.2 Targets.


          (a) General. Except as otherwise provided in this Section 2.2, the Research Collaboration shall be focused on identifying chemical entities that have activity against [***]


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     specific Drug Development Targets (each an "Active Target"). The Parties have agreed that the [***] protein target shall be an Active Target as of the Effective Date.

               (i) Within [***] after the Effective Date, ICOS shall select a [***] from the remaining Drug Development Targets, and upon notice to Array of such selection, the selected Drug Development Target shall be deemed an Active Target for purposes of this Agreement.

               (ii) During the Research Term, the Research Plan may provide for the conduct of screening activities directed toward each of the Drug Development Targets, regardless of whether such Target has been designated as an Active Target hereunder.

          (b) Abandonment and Substitution of Targets. The Research Management Committee may decide to discontinue research activities with respect to one or more Active Targets, in which event (i) such Active Target shall not after the effective date of such decision be, or be deemed to be, an Active Target for purposes of this Agreement. In the event that research activities are discontinued with respect to any Active Target pursuant to this Section 2.2(b), then ICOS may substitute, after discussion with the Research Management Committee and mutual agreement of the Parties, another Drug Development Target in its place as an Active Target for purposes of this Agreement.

          (c) Additional Drug Development Targets. Upon request of ICOS and subject to the consent of Array, the Research Collaboration may be expanded to include additional Drug Development Targets in excess of the number set forth in Section 2.2(a), but under no circumstances shall there be more than [***] Drug Development Targets at any one time which may be considered for research activities under this Agreement.

          (d) Screening. ICOS may use any Compounds supplied by Array for screening on other targets outside the Field at any time.

         2.3 Research Plan. The Research Program shall be carried out in accordance with a mutually agreed upon written "Research Plan", which shall establish specific research objectives and the research tasks to be performed and resources to be provided by each Party. The Research Plan shall, among other things, establish: (i) the scope of the research activities which will be performed; (ii) the research objectives and work plan activities; (iii) the respective obligations of the Parties with respect to the Research Program; and
(iv) specific screening assays for identifying and testing the activity of compounds against an Active Target. The proposed research plan, with such changes as are mutually agreed shall become the initial "Research Plan".

          (a) Periodic Review. The Research Plan shall be reviewed on an ongoing basis and may be amended by the Research Management Committee.

         2.4 Research Program Activities. Subject to the terms and conditions set forth herein, the parties agree to conduct research under the Research Plan. During the Research Term, Array and


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ICOS shall each use their commercially diligent efforts to identify Compounds having activity against an Active Target and Drug Development Candidates in accordance with the Research Plan.

          (a) Array Responsibilities. During the Research Term, Array shall make the following resources available in connection with the obligations as specified in the Research Plan:

               (i) Review data and information, including SAR Information, regarding the Active Targets, screening hits and lead compounds provided by ICOS;

               (ii) Based on data and information, including SAR Information, regarding the Active Targets, screening hits and lead compounds provided by ICOS, use computational and structural biology to construct IDAS Focus Libraries and optimize the screening hits and lead compounds supplied or identified by ICOS;

               (iii) Validate and optimize such Compounds having activity against each Active Target;

               (iv) Perform such computational and medicinal chemistry as necessary for the construction of Drug Development Candidates; and

               (v) Evaluate most potent antagonists via pharmacokinetic analysis and metabolite profiling.

In performing its obligations under (ii) above, [***].

          (b) ICOS Responsibilities. During the Research Term, ICOS shall be primarily responsible for the following obligations, as specified in the Research Plan, among others:

               (i) Primary and secondary screening for activity and selectivity;

               (ii) In vitro and in vivo assays and animal models;

               (iii) Establishing mechanism of action;

               (iv) Pre-clinical and clinical development; and

               (v) Provide Array with such necessary support and assistance as Array may reasonably require, including without limitation, providing Array with screening hits, lead compounds, SAR Information and other data and information regarding the Active Targets.

          (c) Reporting. During the Research Term, the parties shall provide the Research Management Committee with regular reports on the results of the Research Program. Such reports shall be in a form to be mutually agreed by the parties.



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     2.5 Research Program Staffing. In consideration of the services provided by
Array in performance of the Research Program, ICOS shall fund Array FTEs performing research under the Research Plan in accordance with Section 5.1 below and this Section 2.5; further, applicable milestones and royalties shall be paid when due and owing. Unless the Parties otherwise agree in writing, the Research Plan shall provide for [***] Array FTEs per year.

     2.6 Drug Development Candidates. The parties have established that a chemical entity which meets the reasonable internal guidelines established by ICOS for advancing a Compound into pre-clinical studies shall be a Drug Development Candidate. Any Compound which has been selected by ICOS to undergo GLP toxicology studies to support a regulatory filing, shall be deemed a Drug Development Candidate upon such selection. ICOS shall promptly notify Array of the identification of any Drug Development Candidate.

     2.7 Term and Termination of Research Program. The Research Program shall commence on the Effective Date and continue for the Research Term (as defined below).

          (a) Research Term. The "Research Term" shall mean the period commencing on the Effective Date and ending on the first to occur of (i) termination of this Agreement; or (ii) the later of [***] after the Effective Date, or the end of the Extension Period if the Research Term is extended under Section 2.7(b) below.

          (b) Extension Period. The parties may extend the Research Term for additional [***] periods upon mutual agreement of the parties (the "Extension Period").

     2.8 Records; Inspection and Retention.


          (a) Research Program. Array shall maintain records of the Research Program (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved in the performance of the Research Program. During the Research Term and for a period of [***] thereafter, Array shall allow ICOS to have reasonable access to all pertinent materials and data generated by Array with respect to synthesis of each Compound in connection with the Research Program. Array shall retain such records for a period of [***], or such other period agreed by the parties. After this time and on request by ICOS, Array shall provide to ICOS copies of all such records associated with any Drug Development Candidate and patents or patent applications claiming such Drug Development Candidate for retention in ICOS's archives.

          (b) Research Program Expenditures. Array shall keep complete, true and accurate books of account and records of the amounts it expends in connection with the performance of the Research Program.



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     2.9 Post Research Collaboration Activities. For each Drug Development
Candidate and Product to which ICOS retains rights under this Agreement, Array shall have no responsibility or expense, for conducting any clinical development and/or commercialization of such Products.

     2.10 Exclusivity. Except as set forth herein, during the period commencing on the Effective Date and ending [***] after the end of the Research Term, Array shall not knowingly conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, discovery research specifically directed to the Field, except pursuant to this Agreement. In addition, during the Research Term, Array shall not knowingly conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, discovery research specifically directed to the discovery, development and commercialization of active small molecules for the therapeutic or prophylactic treatment of diseases and conditions in humans, the mechanism of action of which is to modulate the activity of a Drug Development Target that is not an Active Target, except pursuant to this Agreement. Further, during the Research Term and for a period of [***] thereafter, Array shall not knowingly conduct, participate in, or fund, directly or indirectly, alone or with other Third Parties, discovery research specifically directed to the discovery, development and commercialization of active small molecules for the therapeutic or prophylactic treatment of diseases and conditions in humans, the mechanism of action of which is [***]. Notwithstanding the foregoing, in the event of a Change of Control of Array, the provisions of this Section 2.10 shall not apply to the surviving entity. For purposes of this Section 2.10, a "Change of Control" shall mean the merger, consolidation, sale of substantially all of its assets or similar transaction or series of transactions, as a result of which Array's shareholders before such transaction or series of transactions own less than fifty percent (50%) of the total number of voting securities of the surviving entity immediately after such transaction or series of transactions. Notwithstanding the foregoing, if as a result of any such Change of Control, Array exists as a wholly owned subsidiary of a parent, then the provisions of this Section 2.10 shall continue to apply to Array, but not to such parent.


                                    ARTICLE 3
                                   MANAGEMENT

         3.1 Research Management Committee. As soon as practicable after the Effective Date and in any event not later than fifteen (15) days, ICOS and Array will convene the first meeting of a committee to oversee, review, co-ordinate and recommend direction of the Research Program (the "Research Management Committee"). The responsibilities of the Research Management Committee shall include, among other things: (i) monitoring and reporting research progress and ensuring open and frequent exchange between the Parties regarding Research Program activities; (ii) coordination of a collaborative discovery and optimization program to identify Drug Development Candidates for each Target; and (iii) amending as necessary the criteria for the selection of Drug Development Candidates for each Target.

         3.2 Membership. The Research Management Committee shall include two (2) representatives of each of ICOS and Array, each Party's members selected by that Party and the


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Parties hereto shall nominate and name their representations not later than the Effective Date. Array and ICOS may each replace its Research Management Committee representatives at any time, upon written notice to the other Party. From time to time, the Research Management Committee may establish subcommittees, to oversee particular projects or activities, and such subcommittees will be constituted organised and structured as the Research Management Committee agrees but shall not hold any greater powers than the Research Management Committee itself.

     3.3 Meetings. During the Research Term, the Research Management Committee shall meet at least quarterly, or as agreed by the Parties, at such locations as the Parties agree, and will otherwise communicate regularly by telephone, electronic mail, facsimile and/or video conference. Other representatives of Array or ICOS may attend Research Management Committee meetings as observers. Each Party shall be responsible for all of its own expenses associated with attendance of such meetings.

     3.4 Minutes. The Research Management Committee shall keep accurate minutes of its meetings which shall record all proposed decisions and all actions recommended or taken. The Secretary of the Research Management Committee (as appointed by the members of the Research Management Committee) shall be responsible for the preparation of draft minutes. Draft minutes shall be sent to all members of the Research Management Committee after each meeting and shall be approved, if appropriate, at the next meeting. All records of the Research Management Committee shall at all times be available to both Array and ICOS.

     3.5 Decision Making. Decisions of the Research Management Committee shall be made by majority agreement. [***].


                                    ARTICLE 4
                                    LICENSES

     4.1 Research Use Licenses.


          (a) Grant from ICOS. ICOS hereby grants Array a worldwide, non-exclusive, non-transferable, non-sublicensable, royalty-free, right and license under any/all applicable ICOS Technology and ICOS's interest in the Collaboration Technology solely to conduct activities designated to Array under the Research Plan during the Research Term.

          (b) Grant from Array. Array hereby grants ICOS a worldwide, non-exclusive, non-transferable, non-sublicensable, royalty-free, right and license under Array's interest in the Collaboration Technology solely to conduct activities designated to ICOS under the Research Plan, during the Research Term.

          (c) Limitations on Licenses under this Section. The licenses granted under this Section 4.1 shall not include the right to grant or authorize sublicenses; provided, however, that the



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     use by ICOS or Array of subcontractors approved by the Research Management
     Committee shall not be construed as a sublicense. Neither Array nor ICOS shall have any right to sell or otherwise distribute any products by virtue of the licenses set forth in this Section 4.1 and no such sale or distribution right shall be implied.

     4.2 Exclusive License. Array hereby grants to ICOS a worldwide exclusive license, with the right to grant and authorize sublicenses, under Array's interest in the Collaboration Technology, to make, have made, use, sell, lease, offer to sell or lease, import, export or otherwise transfer physical possession of or title in Compounds, Drug Development Candidates and Products.

     4.3 Marketing Rights. ICOS shall have the exclusive right to market, sell and distribute Products in the Field and outside the Field. In exercising such rights, ICOS may select trademarks for such Products, and ICOS shall own all right, title or interest in such trademarks (subject to any pre-existing rights of Array or Third Parties).

     4.4 No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be of any legal force or effect. No other license or rights, including without limitation any license or right to Array Technology shall be created by implication, estoppel or otherwise.

     4.5 No Commercialization Other than Products. Except as otherwise agreed in writing or specifically provided in the terms of this Agreement, neither ICOS nor its Affiliates nor Licensees shall, directly or indirectly commercialize any Compound, Drug Development Candidate or Derivative in the Field or outside the Field, other than as a Product in accordance with this Agreement.


                                    ARTICLE 5
                                    PAYMENTS

     5.1 Research Program Funding. In consideration of the services to be performed by Array under this Agreement, ICOS shall pay Array for the FTE costs and Development Costs incurred by Array in accordance with performance of the Research Plan, as described more fully below.

          (a) FTEs. During the Research Term, ICOS agrees to pay Array research funding for the conduct of the Research Program quarterly, in advance, in an amount equal to the number of Array FTEs called for in the Research Plan for the applicable quarter multiplied by the Array FTE Rate (as defined below). The range of FTEs for particular periods within the Research Term is set forth in Section 2.5, as may be modified by the Research Plan. The "Array FTE Rate" shall be equal to [***] U.S. dollars [***] per FTE per year. Effective after the [***] of the Effective Date, the FTE Rate shall increase [***] by the percentage increase, if any, in the Consumer Price Index for all Urban Consumers, as published by the U.S. Department of Labor, Bureau of Statistics, since the Effective Date or the last adjustment hereunder, whichever is later. The payments subject to this


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     Section 5.1(a) shall be paid in quarterly installments, in advance. The initial payment shall be made on or before the date Array FTEs are first deployed in accordance with the Research Plan, and subsequent payments shall be made on or before the first day of each calendar quarter thereafter. Such payments are non-refundable.

          (b) Non-FTE Costs. ICOS also agrees to reimburse Array for any extraordinary chemical costs incurred by Array which are approved in writing by ICOS.

          (c) No Withholding. All amounts paid by ICOS to Array pursuant to this
     Section 5.1 shall be made without withholding for taxes or any other charge.

     5.2 Milestones. ICOS shall pay to Array the following amounts within [***] days (or as otherwise specified below) following the first achievement by ICOS, its Affiliates, Sublicensees or other designees, as the case may be, of each of the following milestones with respect to each Active Target:



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
         MILESTONES                             PAYMENT AMOUNT
         ----------                             --------------

         1. [***]                               [***]

         2. [***]                               [***]

         3. [***]                               [***]

         4. [***]                               [***]


          (a) Certain Terms.


               (i) The milestone payments set forth above shall be payable [***] for each Active Target.

               (ii) In the event that one or more milestone payments described above becomes due and one or more of the earlier-stage milestone payments has not been paid to Array for the same Active Target, then all earlier-stage milestone payments that have not been paid shall be paid together with such due milestone payment.

               (iii) For purposes of this Section 5.2, a clinical trial shall be deemed initiated upon the first dosing of the first patient in such trial. Compassionate or emergency use, as defined in 21 CFR ss.ss.
          312.34 - 312.36 or the substantial equivalent in any country, of any Active Target shall not constitute a clinical trial.

     5.3 One time per Active Target Success Bonus. ICOS will pay Array a success bonus of [***] for each Active Target in the event that the following criteria are met for any Active Target.

          (a) within [***] from the Effective Date, Array delivers the Active Compound which will become a Drug Development Candidate for a particular Active Target, for which Active Compound ICOS completes the "in life" phase of at least [***] duration, of GLP-toxicology studies sufficient to produce a quality assured draft and final reports to enable Phase I FDA (or equivalent) clinical trials; and

          (b) Array delivered the Active Compound that became such Drug Development Candidate in sufficient quantity to enable ICOS to:

               (i) qualify such Active Compound as a Drug Development Candidate; and

               (ii) perform a minimum of [***] non-GLP exploratory toxicology studies.

                                  -13.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

     Such success bonus payment shall be made [***] following the completion of all the above criteria.

     5.4 Royalties.

          (a) Products in the Field. ICOS shall pay Array an annual royalty on Net Sales of Products sold by or under authority of ICOS, its Affiliates or Sublicensees for uses in the Field and which but for the Licenses granted herein by Array to ICOS would infringe a Valid Claim within Patents within the Collaboration Technology. The annual royalty rate for such Products in a given year shall be determined by the total annual Net Sales of all such Products for the particular calendar year in the particular territory listed below, on a calendar year basis, according to the following schedule:

                                                           ROYALTY ON NET SALES            ROYALTY ON NET SALES IN ALL
                                  ROYALTY ON NET               ON A COUNTRY BY                 COUNTRIES OUTSIDE
ANNUAL NET SALES                  SALES IN U.S.           COUNTRY BASIS IN EUROPE              U.S. AND EUROPE
----------------              ------------------------    ----------------------------    --------------------------

           [***]                        [***]                        [***]                           [***]


           [***]                        [***]                        [***]                           [***]


           [***]                        [***]                        [***]                           [***]

          (b) Products outside the Field. ICOS shall pay Array an annual royalty on Net Sales of Products sold by or under authority of ICOS, its Affiliates or Sublicensees for uses outside the Field. The annual royalty rate for such Products shall be [***] of the total annual Net Sales of all such Products for each calendar year and which but for the Licenses granted herein by Array to ICOS would infringe a a Valid Claim within Patents within the Collaboration Technology.

          (c) Royalty Term. ICOS's obligation to pay annual royalties to Array under this Section 5.4 shall continue for each Product, on a country-by-country basis, until the expiration of the last to expire issued Patent (i.e., as defined in Section 1.20(b)) or issued Valid Claim (i.e., as defined in Section 1.30(ii)) within the Collaboration Technology which but for the licenses granted herein by Array to ICOS, would infringe a Valid Claim within Patents within the Collaboration Technology.

          (d) ICOS may reduce the percentage amount of earned royalties payable for a Product under this Agreement by [***] the amount in excess of [***] that ICOS elects or is required,


                                  -14.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS
     in its reasonable business judgement, to pay to Third Parties who are not Affiliates or Sublicensees of ICOS in order to sell such Product and to avoid or settle a patent infringement action; provided, however, that the royalties payable by ICOS to Array for the sale of Product shall not be reduced to less than [***] the amount that ICOS would otherwise be obligated to pay to Array; and further provided that if ICOS sells [***] Products with the same active ingredient in the same country, then the maximum percentage amount royalty reduction for such same country allowable under this Section 5.4(d) for [***] Product shall not exceed [***] under this Section for [***] Product, if such Product were sold alone.

     5.5 Third Party Royalties. ICOS shall be responsible for all payments due to Third Parties for the manufacture, use, or sale of Products by ICOS, its Affiliates or Sublicensees.


                                    ARTICLE 6
                           PAYMENTS; BOOKS AND RECORDS

     6.1 Payments.


          (a) Royalty Reports. ICOS shall deliver to Array within sixty (60) days after the last day of each calendar quarter in which Products are sold, a report setting forth in reasonable detail the calculation of the royalties payable to Array for such calendar quarter identifying, by country and Product, the Products sold by ICOS and its Affiliates and Sublicensees, and the calculation of Net Sales and royalties due to Array.

          (b) Timing of Royalty Payments. All royalties due to Array shall be paid within [***] days after the last day of the calendar quarter in which they accrue.

          (c) Payment Method. Except as expressly stated elsewhere in this Agreement, all payments due under this Agreement shall be paid within [***] days from the date such payments become due and owing and made from a bank located in the United States by bank wire transfer in immediately available funds to a bank account designated by Array. All payments hereunder shall be made in U.S. dollars. In the event that the due date of any payment subject to Article 5 hereof is a Saturday, Sunday or national holiday, such payment may be paid on the following business day. Any payments that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional one percent (1%), calculated on the number of days such payment is delinquent.

          (d) Currency Conversion. If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the buying exchange rate for conversion of the foreign currency into U.S. dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to




                                  -15.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS
     which such payment pertains, except in the case of withholding taxes under 6.3, the applicable calendar quarter shall be that calendar quarter for payments upon which such taxes were levied.

     6.2 Records; Inspection. ICOS and its Affiliates and Sublicensees shall keep complete, true and accurate books of account and records for the purpose of determining the milestone amounts payable under this Agreement. Such books and records shall be kept at the principal place of business of such party, as the case may be, for at least three (3) years following the end of the calendar quarter to which they pertain. Such records will be open for inspection during such three (3) year period by an independent public accounting firm to whom ICOS or its Affiliates and Sublicensees have no reasonable objection, solely for the purpose of verifying milestone statements hereunder. Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice. The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 6.2 shall be at the expense of Array, unless a variation or error producing an increase in payment to Array of greater than five percent (5%) per annum for any period covered by the inspection is established in the course of any such inspection, whereupon all reasonable costs relating to the inspection for such period and any unpaid amounts that are discovered will be paid promptly by ICOS to Array together with interest thereon from the date such payments were due at the lesser of the prime rate as reported by the Chase Manhattan Bank, New York, New York, plus an additional one percent (1%) or the maximum rate permitted by law if less. The interest available to Array pursuant to this Section 6.2 shall in no way limit any other remedies available to Array.

     6.3 Withholding Taxes. All FTE payments, milestone payments and other fees required to be paid to Array pursuant to this Agreement shall be paid without deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("Withholding Taxes"), which ICOS agrees to pay separately; provided, however, to the extent Array and/or its Affiliates or their successors utilizes the Withholding Taxes paid by ICOS as a credit to reduce Array's and/or its Affiliates regular U.S. tax liability, then Array shall repay to ICOS the amount of such reduction. ICOS shall provide Array a certificate evidencing payment of any Withholding Taxes hereunder.


                                    ARTICLE 7
                                  DUE DILIGENCE

     To the extent it is reasonably commercially prudent to do so, for each Drug Development Candidate and Product to which ICOS retains rights under this Agreement, ICOS shall use commercially reasonable efforts, consistent with ICOS' reasonable business judgment, to develop and commercialize such Drug Development Candidates and Products, and to obtain reasonable commerical return for each Drug Development Candidate, consistent with professional standards for the development, commercialization and marketing of pharmaceutical products of similar commercial value potential.



                                  -16.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

                                    ARTICLE 8
                              INTELLECTUAL PROPERTY

     8.1 Ownership of Inventions. Inventorship shall be decided according to U.S. Patent Law. Notwithstanding the foregoing: (a) title to all Collaboration Technology made solely by ICOS personnel shall be owned by ICOS; (b) title to all Collaboration Technology made solely by Array personnel shall be owned by Array, and (c) title to all Collaboration Technology made jointly by personnel of ICOS and Array shall be jointly owned by ICOS and Array. Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license or exploit a joint invention, by reason of joint ownership of any invention or other intellectual property.

     8.2 Prosecution. ICOS shall have the first right to pursue the preparation, filing, prosecution and maintenance of any patent applications, patents or other intellectual property rights within the Collaboration Technology. ICOS shall keep Array fully informed as to the status of patent matters concerning Collaboration Technology described in 8.1(b) and (c) herein and described in this Section 8.2, including without limitation, by providing Array copies of any substantive documents that ICOS receives from any patent office promptly after receipt, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing Array the opportunity, as far in advance of filing dates as possible, to fully review and comment on any documents which will be filed in any patent office, and incorporating all reasonable comments; provided, however, that ICOS shall have the right to make all final decisions with respect to the prosecution of subject matter within the Field. Array shall reasonably cooperate with and assist ICOS in connection with such activities, at ICOS's request, including without limitation by making scientists and scientific records reasonably available to ICOS. In the event ICOS fails or declines to take such actions with respect to any inventions concerning Collaboration Technology described in 8.1(b) and (c) herein and in accordance with this Section 8.2, then Array shall have the right to file, prosecute and maintain such patent applications or patents at its sole expense(subject to the licenses granted to ICOS under this Agreement). ICOS shall notify Array at least sixty (60) days, or as soon as practicable to prevent impairment of any rights Array has or may acquire by ICOS acting or failing to act, prior to the date the next necessary action or filing is due to be taken which could impair any rights Array has or may acquire by such action, inaction or filing with respect to any invention concerning Collaboration Technology described in Section 8.1(b) or (c) above, or any patent or patent application claiming such invention.


                                    ARTICLE 9
                            CONFIDENTIAL INFORMATION

     9.1 Nondisclosure. Except as expressly provided herein, the receiving party (hereinafter, the "Receiving Party") shall not disclose to any third party or use for any purpose any Confidential Information furnished to it by the other party (hereinafter the "Disclosing Party") pursuant to this


                                  -17.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

Agreement. With respect to information generated in the course of the Research Collaboration, such information shall not be deemed confidential, or Confidential Information hereunder, as to ICOS.

     9.2 Permitted Use and Disclosures. The Receiving Party may use and disclose the Confidential Information of the Disclosing Party to the extent necessary to exercise its rights or perform its obligations under this Agreement, in filing or prosecuting applications and patents, prosecuting or defending litigation, complying with applicable governmental regulations or court order or otherwise submitting information to tax or other governmental authorities, conducting trials, or making a permitted sublicense or otherwise exercising license rights expressly granted to the other party to it pursuant to the terms of this Agreement, provided that if the Receiving Party is required to make any such disclosures of the Disclosing Party's Confidential Information, other than pursuant to a confidentiality agreement it shall, where allowed by law, give reasonable advance notice the Disclosing Party of such disclosure and, save to the extent inappropriate in the case of patent applications, shall use reasonable efforts to secure confidential treatment of such Confidential Information in consultation with the Disclosing Party prior to its disclosure (whether through protective orders or otherwise) and disclosure only that portion of the Confidential Information necessary to comply with such requirements.

     9.3 Nondisclosure of Terms. Each of the Parties hereto agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party hereto, which consent shall not be unreasonably withheld, except to such Party's attorneys, advisors, investors and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law. Notwithstanding the foregoing, the Parties shall agree upon a joint press release and timing to announce the execution of this Agreement thereafter, Array and ICOS may each disclose to Third Parties the information contained in such press release without the need for further approval by the other. In addition, ICOS and Array may make public statements regarding the progress of the Research Collaboration and the achievement of milestones and fees with respect thereto, following consultation and mutual agreement, the consent of neither Party to be unreasonably withheld.

     9.4 Publication. Any manuscript by Array or ICOS describing the scientific results of the Research Collaboration to be published during the Research Term or within [***] after the end of the Research Term shall be subject to the prior review of the Parties at least [***] days prior to submission. Further, to avoid loss of patent rights arising under 8.1(b) and (c) herein as a result of premature public disclosure of patentable information, the Party proposing to disclose or publish technology arising under 8.1(b) and (c) herein (the "Publishing Party") shall provide the other Party (the "Reviewing Party") with a copy of the proposed disclosure at least [***] days prior to the date of the proposed disclosure. The Reviewing Party shall notify the Publishing Party in writing within [***] days after receipt of any proposed disclosure whether the Reviewing Party desires to file a patent application on any invention disclosed in such scientific results. In the event that the Reviewing Party desires to file such a patent application, the Publishing Party shall withhold publication or disclosure of such scientific results until the earlier of (i) a patent application is filed

                                  -18.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS
thereon, or (ii) the Parties determine after consultation that no patentable invention exists, or (iii) [***] days after receipt by the Publishing Party of the Reviewing Party's written notice of the Reviewing Party's desire to file such patent application, or such other period as is reasonable for seeking patent protection. Further, if such scientific results contain the information of the Reviewing Party that is subject to use and nondisclosure restrictions under this Article 9, the Publishing Party agrees to remove such information from the proposed publication or disclosure. Following the filing of any patent application within the Collaboration Technology, in the eighteen (18) month period prior to the publication of such a patent application, neither Party shall make any written public disclosure regarding any invention claimed in such patent application without the prior consent of the other Party.


                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

     10.1 ICOS. ICOS represents and warrants on its own behalf and on behalf of its Affiliates that: (i) it has the full right and authority to enter into this Agreement and to grant the rights and licenses herein, and (ii) to its knowledge and belief, no action, suit or claim has been initiated or threatened against ICOS with respect to its right to enter into and perform its obligations under this Agreement.

     10.2 Array. Array represents and warrants that: (i) it has the full right and authority to enter into this Agreement and to grant the rights and licenses herein, and (ii) to its knowledge and belief, no action, suit or claim has been initiated or threatened against Array with respect to its right to enter into and perform its obligations under this Agreement.

     10.3 Disclaimer. ICOS and Array specifically disclaim any representation, warranty or guarantee that the Research Program will be successful, in whole or in part. The failure of the parties to successfully develop a Drug Development Candidate will not constitute a breach of any representation or warranty or other obligation under this Agreement. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ARRAY AND ICOS EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE RESEARCH PROGRAM, THE PROCESSES TO BE DEVELOPED OR THE COMPOUNDS TO BE SYNTHESIZED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY LICENSED TECHNOLOGY, PATENTED OR UNPATENTED, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


                                   ARTICLE 11
                                 INDEMNIFICATION


                                  -19.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

     11.1 Product Liability. ICOS hereby agrees to save, defend and hold Array and its officers, directors, employees, consultants, and agents harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and losses, including reasonable legal expenses and attorneys' fees ("Losses") resulting directly or indirectly from any claim alleging physical injury or death or otherwise arising out of the administration, utilization and/or ingestion of Products based on Compounds synthesized by Array hereunder that are manufactured, used or sold by or under the authority of ICOS, its Affiliates or Sublicensees except to the extent such Losses result from the negligence, breach of this Agreement or willful misconduct of Array.

     11.2 Procedures. If Array (the "Indemnified Party") seeks indemnification under this Article 11, it shall inform ICOS (the "Indemnifying Party") of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle any claim brought against the Indemnified Party upon prior written consent, which shall not be unreasonably withheld), and shall give reasonable cooperation (at the expense of the Indemnifying Party) in the defense of such claim.


                                   ARTICLE 12
                              TERM AND TERMINATION

     12.1 Term. Unless earlier terminated pursuant to the other provisions of this Article 12, this Agreement shall continue in full force and effect on a country-by-country and Product-by- Product basis until the end of the royalty term set forth in Section 5.4(c).

     12.2 Permissive Termination. ICOS shall have the right to terminate this Agreement upon [***] written notice to Array; provided that such notice shall not be [***].

     12.3 Termination for Breach. Either Party to this Agreement may terminate this Agreement in the event the other Party has materially breached this Agreement and does not cure such breach within [***] days after written notice thereof (reasonably identifying the breach) was provided to the breaching Party by the nonbreaching Party. Any termination shall become effective at the end of such [***] day period unless the breaching Party has cured or acted materially to cure any such breach or default prior to the expiration of the [***] day period.



                                  -20.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

     12.4 Effect of Expiration or Termination.


          (a) Accrued Rights and Obligations. Termination of this Agreement for any reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

          (b) Survival. Articles 1 (to the extent referenced in any of the following Articles or Sections), 5, 7, 9, 11 and 13 of this Agreement, as well as Section 2.9 shall survive the expiration or termination of this Agreement for any reason.


                                   ARTICLE 13
                                  ASSIGNABILITY

     13.1 Generally. This Agreement may not be assigned by either Party without the prior written consent of the other Party, and which shall not to be unreasonably withheld; provided, however, that either Party may assign this Agreement, in whole or in part, to an Affiliate or to a successor of a Party in connection with the merger, consolidation or sale of all or substantially all of such Party's assets or that portion of its business pertaining to the subject matter of this Agreement (and upon doing so will promptly notify the other Party in writing) (each such transaction being referred to as an "Acquisition"); provided that the assigning Party remains fully liable as obligated hereunder.

     Notwithstanding the foregoing, ICOS shall have the right to assign its rights, duties and obligations under this Agreement to a company or organization in which it owns at least a fifty percent (50%) of the outstanding shares or other voting rights of such company or organization having the power to vote on or direct the affairs of the company or organization. In the event of such an assignment, ICOS shall not be released, remised or discharged from any obligations or covenants without the prior written consent of Array. Notwithstanding the foregoing, in the event Array so consents to ICOS's release, the company or organization, as the case may be, to which ICOS assigns this Agreement shall execute a written agreement providing that such company or orgainzation shall assume all such obligations or covenants from ICOS.

     13.2 Technology of Acquirer. In the event of an Acquisition, it is understood and agreed that no intellectual property rights or technology of the acquirer shall be included within the subject matter licensed hereunder, to the extent that such intellectual property or technology was owned or controlled by the acquirer as of the date of the Acquisition, or was created or obtained after the date of the Acquisition other than by former employees of Array in the course of performing the Research Program.


                                  -21.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

                                   ARTICLE 14
                          DISPUTE RESOLUTION PROCEDURES

     14.1 Senior Executives Discussions. If a dispute arises between Array and ICOS or with respect to matters other than the management of the Research Program, either during or after the Research Term, such dispute will be referred to the appropriate senior management concerning the subject matter of the dispute. If such senior management are unable to resolve such dispute, such dispute will be referred to the Executive Vice President of Operations of ICOS and the Chief Operating Officer of Array.

     14.2 Injunctive Relief. Nothing contained in this Section 14 or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction seeking injunctive or other relief or seeking to compel the other Party to comply or specifically perform with its obligations hereunder.


                                   ARTICLE 15
                                  MISCELLANEOUS

     15.1 Governing Laws. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the state of Washington, without reference to conflicts of laws principles.

     15.2 Waiver. Waiver by either Party or the failure by either Party to claim a breach of any provision of this Agreement shall not be deemed to constitute a waiver or estoppel with respect to any subsequent breach of any provision hereof.

     15.3 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

     15.4 Compliance with Laws. In exercising their rights under this Agreement, the parties shall fully comply in all material respects with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement including, without limitation, those applicable to the discovery, development, manufacture, distribution, import and export and sale of pharmaceutical products pursuant to this Agreement.

     15.5 Notices. Any notice required or permitted to be given hereunder shall be deemed sufficient if sent by facsimile letter or overnight courier, or delivered by hand to ICOS or Array at the respective addresses and facsimile numbers as set forth below or at such other address and facsimile number as either Party hereto may designate. If sent by facsimile letter, notice shall be deemed given when the transmission is completed if the sender has a confirmed transmission report. If a confirmed


                                  -22.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS
transmission report does not exist, then the notice will be deemed given when the notice is actually received by the person to whom it is sent. If delivered by overnight courier, notice shall be deemed given when it has been signed for. If delivered by hand, notice shall be deemed given when received.

                  if to Array, to:          Array BioPharma Corporation
                                            1885 33rd Street
                                            Boulder, Colorado 80301
                                            Attention: Chief Operating Officer
                                            Fax number: (303) 381-6697

                  with a copy to:           Wilson Sonsini Goodrich & Rosati
                                            650 Page Mill Road
                                            Palo Alto, CA 94304
                                            Attention: Kenneth A. Clark
                                            Fax number: (650) 493-6811

                  if to ICOS, to:           ICOS Corporation
                                            22021 20th Avenue S.E.
                                            Bothell, WA  98021
                                            Attention: Legal Department
                                            Fax number: 425/398-8950

     15.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect to the fullest extent permitted by law without said provision, and the parties shall amend the Agreement to the extent feasible to lawfully include the substance of the excluded term to as fully as possible realize the intent of the parties and their commercial bargain.

     15.7 Force Majeure. Neither Party shall lose any rights hereunder or be liable to the other Party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting Party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control, and not caused by the negligence, intentional conduct or misconduct, of the nonperforming Party and the non-performing Party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a Party be required to settle any labor dispute or disturbance.

     15.8 Complete Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto. No change or modification of the provisions of this Agreement shall be effective unless it is in writing and signed by a duly authorized officer of Array and ICOS.

                                  -23.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

     14.9 Headings. The headings and numbering herein are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     14.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

ARRAY BIOPHARMA, INC.                                        ICOS CORPORATION
By:                                                           By:
   --------------------------------------------------            --------------------------------------------------

Name:                                                         Name:    W. Michael Gallatin, Ph.D.
     ------------------------------------------------              ------------------------------------------------

Title:                                                        Title:   Vice President and Scientific Director
      -----------------------------------------------              ------------------------------------------------


                                  -24.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

                                    EXHIBIT A

                            DRUG DEVELOPMENT TARGETS

[***]



                                  -25.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

                                    EXHIBIT B

                                     EUROPE


                    Albania                                    Lithuania
                    Andorra                                    Luxembourg
                    Armenia                                    Macedonia
                    Austria                                    Malta
                    Azerbaijan                                 Moldova
                    Belarus                                    Monaco
                    Belgium                                    Montenegro
                    Bosnia and Herzegovina                     Netherlands
                    Bulgaria                                   Norway
                    Croatia                                    Poland
                    Cypress                                    Portugal
                    Czech Republic                             Romania
                    Denmark                                    Russia
                    Estonia                                    San Marino
                    Finland                                    Serbia
                    France                                     Slovakia
                    Georgia                                    Slovenia
                    Germany                                    Spain
                    Greece                                     Sweden
                    Hungary                                    Switzerland
                    Iceland                                    Turkey
                    Ireland                                    Ukraine
                    Italy                                      United Kingdom
                    Latvia                                     Vatican City
                    Liechtenstein




                                  -26.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS

                                    EXHIBIT C

                       DRUG DEVELOPMENT CANDIDATE CRITERIA

         [***]


                                  -27.              [***] CONFIDENTIAL TREATMENT
                                         HAS BEEN REQUESTED OF REDACTED PORTIONS